UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 18, 2015

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 1st Avenue

Needham, MA 02494

(Address of principal executive offices) (Zip code)

(781) 800-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, Christopher W. Shean tendered his resignation as a member of the Board of Directors (the “Board”) of TripAdvisor, Inc. (the “Company”). Mr. Shean was a member of the Executive Committee of the Board, as described in the Company’s Definitive Proxy Statement filed on April 28, 2015. Mr. Shean’s resignation was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise.

Pursuant to the Governance Agreement, dated as of December 20, 2011 (the “Governance Agreement”) to which the Company and Liberty TripAdvisor Holdings, Inc. (“LTRIP”) are party, LTRIP (which is the controlling stockholder of the Company) currently has the contractual right to designate a replacement director to fill the vacancy created by the resignation of Mr. Shean.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Dated: December 23, 2015	By:	/s/ Seth J. Kalvert
Seth J. Kalvert
Senior Vice President, General Counsel and Secretary

2